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                                                                    Exhibit 10.9

                           RESTRICTED STOCK AGREEMENT

          THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of August 4, 2006, by and between CompBenefits Corporation, a Delaware corporation (together with its successors, the "Company"), and <<Name>> (the "Executive"). Capitalized terms used but not otherwise defined herein are defined in Section 8 hereof.

          WHEREAS, pursuant to the Company's Amended and Restated Stock Option Plan (the "Plan"), the Executive desires to purchase, and the Company desires to issue <<Number_of_Shares>> shares of the Company's Common Stock, par value $.01 per share (or, in the event the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other securities) (the "Common Stock") on the terms and subject to the conditions contained in this Agreement. All of such shares of Common Stock are referred to herein as the "Restricted Stock."

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Purchase and Sale of the Restricted Stock.

          (a) Pursuant to the Plan, upon execution of this Agreement, the Executive will purchase, and the Company will issue and sell
<<Number_of_Shares>> shares of Common Stock, at a price of $0.01 per share. The
Company will deliver to the Executive copies of the certificates representing the Restricted Stock, and the Executive will deliver to the Company
<<Purchase_price>>.

          (b) In connection with the purchase and sale of Restricted Stock hereunder, the Executive represents and warrants to the Company that:

               (i) The Restricted Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the "Securities Act"), or any applicable state securities laws, and the Restricted Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

               (ii) The Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Restricted Stock.

               (iii) The Executive is able to bear the economic risk of his investment in the Restricted Stock for an indefinite period of time because the Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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               (iv) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Stock and has had full access to such other information concerning the Company as he has requested.

               (v) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

          (c) Within 30 days after the Executive purchases any Restricted Stock from the Company, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

          (d) Concurrently with the execution of this Agreement, the Executive will execute in blank stock transfer powers in the form of Annex B attached hereto (the "Stock Powers") with respect to the Restricted Stock and shall deliver such Stock Powers to the Company. The Stock Powers shall authorize the Company to assign, transfer and deliver the securities subject to such Stock Powers to an acquiror in the event the Repurchase Option (as defined below) is exercised and under no other circumstances.

          2. Vesting of Restricted Stock.

          (a) Except as otherwise provided in Sections 2(b), 2(c), 2(d) and 2(e) below, the Restricted Stock purchased hereunder will become vested in accordance with the schedule set forth on Annex C attached hereto.

          (b) If the Executive ceases to be employed by the Company and its Subsidiaries on a date other than a vesting date prior to the final vesting date, the cumulative percentage of Restricted Stock to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior vesting date.

          (c) Upon the occurrence of a Sale of the Company, if as of such date the Executive is still employed by the Company or any of its Subsidiaries, all shares of Restricted Stock which have not yet become vested shall become vested at the time of such event.

          (d) Upon the occurrence of the Company's first Qualified Public Offering, if as of such date the Executive is still employed by the Company or any of its Subsidiaries, fifty percent (50%) of all shares of Restricted Stock which have not yet become vested shall become vested at the time of such event. Such 50% vesting shall be applied on a tranche-by-tranche basis, with the remaining 50% of each unvested tranche remaining subject to the vesting provisions of this Section 2.

          (e) Any shares of Restricted Stock which have not been designated as subject to repurchase pursuant to a Repurchase Notice or Supplemental Repurchase Notice on the date which


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is six months and one day following the Termination and which have not yet become vested shall become vested on such date.

Shares of Restricted Stock which have become vested pursuant to Sections 2(a), 2(b), 2(c), 2(d) or 2(e) above are referred to herein as "Vested Shares," and all other shares of Restricted Stock are referred to herein as "Unvested Shares."

          3. Repurchase Option.

          (a) In the event the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Restricted Stock (whether held by the Executive or one or more of the Executive's transferees, other than the Company) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option"); provided that, notwithstanding anything herein to the contrary, in the event the Termination occurs as a result of (i) the Company's termination of the Executive's employment with the Company without Cause, (ii) the Executive's resignation from his employment with the Company for Good Reason, or (iii) the Executive's death or Disability, then the Repurchase Option shall only apply with respect to the Unvested Shares and shall not apply with respect to any Vested Shares.

          (b) In the event of Termination, (i) the purchase price for each Unvested Share will be the Executive's Original Cost for such share, and (ii) subject to the proviso in Section 3(a) above, the purchase price for each Vested Share will be the Fair Market Value for such share; provided, however, that if the Executive's employment is terminated by the Company with Cause, the purchase price for each Vested Share will be the Executive's Original Cost for such share.

          (c) The Company's board of directors (the "Board") may elect to purchase all or any portion of any class of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Restricted Stock within six months after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If for any reason the Company does not elect to purchase all of the Restricted Stock pursuant to the Repurchase Option, the Significant Stockholders shall be entitled to exercise the Repurchase Option for the shares of Restricted Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within six months after the Termination, the Company shall give written notice (the "Option Notice") to each Significant Stockholder setting forth the number of Available Shares and the purchase price for the Available Shares. Each Significant Stockholder may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given to them by the Company. If more than one Significant Stockholder elects to purchase the Available Shares, the Available Shares will be allocated among such electing stockholders pro rata according to the number of Common Stockholder Shares (as defined in the Stockholders Agreement) owned by each such electing stockholder. As soon as practicable, and in any event within ten days, after the expiration of the 30-day period set forth above, the Company shall notify each holder of Restricted Stock as to the number of shares being purchased from such holder by the Significant Stockholders


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(the "Supplemental Repurchase Notice"). At the time the Company delivers the
Supplemental Repurchase Notice to the holder(s) of Restricted Stock, the Company shall also deliver written notice to each Significant Stockholder setting forth the number of shares such Significant Stockholder is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (d) The closing of the purchase of the Restricted Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Restricted Stock to be purchased by it pursuant to the Repurchase Option first by offsetting amounts outstanding under any bona fide debts owed by the Executive to the Company relating to the purchase of the Restricted Stock and second by delivery of a check or wire transfer of funds in an amount equal to the balance of the purchase price for such shares; provided that if such payment (or the related dividend of funds from one or more of the Company's Subsidiaries to the Company, as the case may be) would (i) cause the Company or such Subsidiary to violate applicable law, (ii) cause the Company or such Subsidiary to breach any agreement to which it is a party relating to the indebtedness for borrowed money or any other material agreement, or (iii) otherwise be imprudent in view of the financial condition of the Company or such Subsidiary (clauses (i), (ii), and (iii) are collectively referred to herein as the "Reasons for Deferral"), then the Company shall have the right to pay such amount as soon as no Reason for Deferral exists so long as the Company also pays interest at the prime rate (as published in The Wall Street Journal on the date of Termination) plus 2% for the deferral period at the time when such payment is made. Each Significant Stockholder will pay for the Restricted Stock to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Company will be entitled to receive customary representations and warranties from the sellers as to good title and to require all sellers' signatures be guaranteed.

          (e) The right of the Company and the Significant Stockholders to repurchase Vested Shares pursuant to this Section 3 shall terminate in accordance with Section 9(a).

          4. Restrictions on Transfer of Shares. None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4 and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In connection with any transfer of Shares, the Company may require the transferor to provide at the Executive's own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing


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general provisions, Shares may be transferred only pursuant to the following specific terms and conditions:

          (a) The Executive (but not any transferee thereof) may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of Section 3 and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

          (b) Upon the death of the Executive, all Unvested Shares shall be subject to the Repurchase Option and all Vested Shares shall be and remain subject to Section 4(c), if applicable, and the Executive's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated hereby.

          (c) In the event that the Executive at any time after but not prior to a Termination desires to sell or otherwise transfer all or any part of the Vested Shares (but in no event the Unvested Shares, which shall not be sold or transferred except as contemplated by Section 3(a) or 3(c)), the Executive first shall give written notice to the Company of the Executive's intention to make such transfer. Such notice shall state the number of Vested Shares which the Executive proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 10 days after the receipt of such notice by the Company, the Company may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company shall exercise this right by mailing or delivering written notice to the Executive within the foregoing 10-day period. If the Company elect to exercise its purchase rights under this Section 3(c), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Executive. In the event that the Company do not elect to exercise such purchase right, or in the event that the Company do not pay the full purchase price within such 45-day period, the Executive may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Executive's notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement. Any Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions under this Section 4(c) shall terminate in accordance with Section 9(a).

          (d) Prior to Termination and prior to the expiration of the Repurchase Option, the Executive may not sell, assign, transfer or give away any or all of the Shares (except as provided in Sections 4(a) and 4(c) above). Following Termination and the expiration of the Repurchase Option, the Executive may sell, assign, transfer or give away any or all of the Vested Shares, subject to compliance with Section 4(c), if applicable.

          5. Legend. The certificates representing the Restricted Stock shall bear the following legend:


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          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
          RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DATED AS OF AUGUST 4, 2006, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Restricted Stock outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Restricted Stock in accordance with Section 8 below.

          6. Non-Disclosure and Use of Proprietary Information. The Executive recognizes and acknowledges that the Company's Proprietary Information (as defined below), as they may exist from time-to-time, are valuable, special and unique assets of the Company. The Executive further acknowledges that access to such Proprietary Information of the Company is essential to the performance of the Executive's duties as an employee of the Company. Therefore, in order to obtain access to such Proprietary Information, the Executive agrees that the Executive will not, in whole or in part, disclose such Proprietary Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor will the Executive make use of any such information for the Executive's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company). For purposes of this Agreement, the term "Proprietary Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs,
(iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form. These restrictions will not apply to any Proprietary Information which: (A) is in the public domain, provided that the Executive was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Company's consent; (B) becomes known to the Executive, during the term of this Agreement, from a third party not known to the Executive to be under a confidential relationship with the Company; or (C) is required by law or governmental tribunal to be disclosed; provided, however, that if the Executive is legally compelled to disclose any Proprietary Information, the Executive will provide the Company with prompt written notice of such legal compulsion so that the Company may seek a protective order or other available remedy.


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          7. Non-Competition Covenant.

          (a) Basic Covenant. During the term of this Agreement and continuing until the first anniversary of the date of termination of the Executive's employment with the Company for any reason (the "Restricted Period"), the Executive will not, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, compete with the Company in the business of providing dental and/or vision health care services and any and all activities related thereto including, without limitation, network-based dental and/or vision care, reduced fee-for-service, PPO and/or indemnity dental and/or vision plans and/or third party administration (the "Business") within the Geographical Area (as hereinafter defined). The term "compete" means to engage, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, either as a proprietor, employee, agent, independent contractor, consultant, director, officer, partner or stockholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that the Executive at no time owns, directly or indirectly, in excess of five percent of the outstanding stock of any class of any such corporation and does not participate in its management) in providing management, executive, marketing or other services. For purposes of this Agreement, the term "Geographical Area" means those areas in the United States and in foreign countries in which the Executive or the Company is or has engaged in providing or marketing Business products or services at any time prior to the termination of employment. The Geographical Area currently includes Alabama, Arizona, Arkansas, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, and West Virginia

          (b) Non-Interference. During the Restricted Period, the Executive will not, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, interfere with, disrupt, or attempt to disrupt the past, present or prospective relationships, contractual or otherwise, between the Company and any supplier, consultant, or client of the Company. The term "prospective relationship" is defined as any relationship where the Company has actively sought an individual or entity as a prospective supplier, consultant, or client.

          (c) Construction. The parties hereto agree that any judicial authority construing all or any portion of this Section 7 will be empowered to sever any portion of the Geographical Area, Business or time period, client base, prospective relationship or prospect list or any prohibited business activity from the coverage of such Section and to apply the provisions of such Section to the remaining portion of the Geographical Area, Business or time period, the client base or the prospective relationship or prospect list, or the remaining business activities not so severed by such judicial authority. In addition, it is the intent of the parties that the judicial authority replace each such severed provision with a provision as similar in terms to such severed provision as may be possible and be legal, valid and enforceable. It is the intent of the parties that this Section 7 be enforced to the maximum extent permitted by law. In the event that any provision of either such Section is determined not to be specifically enforceable, the Company shall nevertheless be entitled to bring an action to seek to recover monetary damages as a result of the breach of such provision by the Executive.


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          (d) Non-Solicitation of the Executives Covenant. The Executive further agrees and represents that during the Restricted Period, the Executive will not, directly or indirectly, on the Executive's own behalf or in the service of, or on behalf of any other individual or entity, (i) divert or solicit, or attempt to divert or solicit, to or for any individual or entity which is engaged in providing Business services, or (ii) otherwise hire or engage, any person employed by the Company who was employed by the Company at any time during the Restricted Period, whether or not such employee is a full-time employee or temporary employee of the Company whether or not such employee is employed pursuant to a written agreement and whether or not such employee is employed for a determined period or at-will, unless such person has not been employed by the Company for a period of at least 180 days, and except as otherwise agreed to by the Company.

          (e) Return of Confidential Information. The Executive acknowledges that as a result of the Executive's employment with the Company, the Executive may come into the possession and control of Proprietary Information, such as proprietary documents, drawings, specifications, manuals, notes, computer programs, or other proprietary material. The Executive acknowledges, warrants and agrees that the Executive will return to the Company all such items and any copies or excerpts thereof, and any other properties, client lists, client contracts, files or documents obtained as a result of the Executive's employment with the Company, immediately upon the termination of the Executive's employment with the Company.

          8. Definitions.

          "Cause" means the occurrence of any of the following: (i) the Executive materially breaches any of the terms or conditions set forth in this Agreement or any employment agreement with the Company to which the Executive is a party and fails to cure such breach within twenty (20) days after the Executive's receipt from the Company of written notice of such breach, which notice shall describe in reasonable detail the basis for the Company's belief that the Executive is in such breach; (ii) the Executive commits any act in bad faith materially detrimental to the business or reputation of the Company; or
(iii) the Executive is convicted of (or admits in writing to the commission of) any crime involving fraud, deceit or moral turpitude or the Executive intentionally engages in dishonest or illegal activities that have a material adverse effect upon the business or reputation of the Company. Notwithstanding the foregoing, if at the time of termination of employment the Executive is party to an employment or similar agreement with the Company that defines "cause," then "Cause" shall have the meaning set forth in such other agreement.

          "Disability" means the Executive is mentally or physically incapacitated or disabled so as to be unable to perform his duties to the Company if and to the extent he becomes permanently disabled under the Company's long-term disability policy then in effect, as determined by the Board in good faith.

          "Fair Market Value" of any share of Restricted Stock means the composite closing price of the sales of such class of stock on the securities exchanges on which such stock may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such class of stock is not so listed, the closing price (or last price, if applicable) of sales of such class of stock on The Nasdaq Stock Market (as reported in The Wall


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Street Journal), or, if such class of stock is not quoted in The Nasdaq Stock
Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days before such day. If at any time such class of Restricted Stock is not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the "Fair Market Value" of such class of stock shall mean the fair market value of such class of stock, as between a willing buyer and a willing seller, taking into account all relevant factors determinative of value (including the lack of liquidity of such stock due to the Company's status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows, and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, as determined by the Board in good faith and, to the extent the Board deems appropriate, consistent with past practice. Regardless of when a transaction based on a Fair Market Value valuation is executed, Fair Market Value shall be determined as of the date of the Termination of the Executive's employment.

          "Good Reason" means the occurrence of any of the following: (i) the Company materially breaches any of the terms or conditions set forth in this Agreement or any employment agreement with the Company to which the Executive is a party and fails to cure its breach within twenty (20) days after its receipt from the Executive of written notice of such breach, which notice describes in reasonable detail the Executive's belief that the Company is in such breach;
(ii) the Company materially diminishes the Executive's duties or reassigns the Executive to a position not consistent with the Executive's general area of knowledge, experience and skills, or assigns substantial additional responsibilities to the Executive; (iii) the Company reduces the Executive's base salary; (iv) the Company relocates the Executive's principal place of employment to more than 35 miles from the Executive's then current principal place of employment; or (v) the Company materially increases the Executive's travel obligations. Notwithstanding the foregoing, if at the time of termination of employment the Executive is party to an employment or similar agreement with the Company that defines "good reason," then "Good Reason" shall have the meaning set forth in such other agreement.

          "Original Cost" of each share of Common Stock purchased hereunder shall be equal to $0.01 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Permitted Transferees" shall mean any of the following to whom the Executive may transfer Shares hereunder (as set forth in Section 4): the Executive's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Executive is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms. Upon the death of the Executive (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Executive's (or such deceased Permitted Transferee's) estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case may be.


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          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" means the sale, in an underwritten initial public offering registered under the Securities Act, of shares of the Company's Common Stock having an offering price to the public of not less than $25.0 million.

          "Restricted Stock" shall continue to be Restricted Stock in the hands of any holder other than the Executive (except for the Company and except for transferees in a Public Sale (it being understood that Unvested Shares cannot be transferred in a Public Sale)), and except as otherwise provided herein, each such other holder of Restricted Stock shall succeed to all rights and obligations attributable to the Executive as a holder of Restricted Stock hereunder. Restricted Stock shall also include shares of the Company's capital stock issued with respect to Restricted Stock by way of a stock split, stock dividend or other recapitalization.

          "Sale of the Company" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than Persons who are stockholders of the Company as of immediately after the Merger, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries.

          "Significant Stockholders" has the meaning accorded to such term in the Stockholders Agreement.

          "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of July 12, 2000, by and among the Company and others, as amended, modified and supplemented from time to time.

          "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

          9. General Provisions.

          (a) Termination. The Company's Repurchase right with respect to Vested Shares under Section 3 and the restrictions on transfer of Vested Shares under Sections 4(c) and 4(d) shall terminate upon the closing of the Company's Qualified Public Offering or upon consummation of a Sale of the Company, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act of 1934 and publicly traded on NASDAQ/NMS or any national security exchange; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

          (b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Significant Stockholders.

          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) Entire Agreement. This Agreement, those documents expressly referred to herein (including without limitation the Stockholders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, the Significant Stockholders and their respective successors and assigns (including subsequent holders of Restricted Stock); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of the Restricted Stock hereunder.

          (f) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Significant Stockholders as provided herein.

          (g) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (h) Remedies. Each of the parties to this Agreement (and the Significant Stockholders) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (i) Notices. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid), (iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the recipient at the address set forth below. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is electronically acknowledged.

          If to the Company:

               CompBenefits Corporation
               100 Mansell Court East, Suite 400
               Roswell, Georgia 30076
               Attention: President
               Facsimile: (770) 992-4349

               with copies to:

               GTCR Golder Rauner, LLC
               6100 Sears Tower
               Chicago, Illinois 60606-6402
               Attention: Joseph Nolan
               Facsimile: (312) 382-2201

               TA Associates, Inc.
               High Street Tower, Suite 2500
               125 High Street
               Boston, MA 02110
               Attention: Roger B. Kafker
               Facsimile: (617) 574-6728

               Goodwin Procter  LLP
               53 State Street
               Boston, MA 02109
               Attention: John R. LeClaire
               Facsimile: (617) 523-1231

          If to the Executive:

               <<Name>>

               --------------------------------

               --------------------------------

          (j) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          (m) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

          (n) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (o) Stock Issued in Accordance with the Plan. The issuance of Restricted Stock under this Agreement is pursuant to and subject to all of the terms and conditions of the Plan.

          (p) Escrow. In order to carry out the provisions of Section 3 and 7 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Executive in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Executive, as the Executive's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company's repurchase rights, the Company shall, at the written request of the Executive, deliver to the Executive a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 9(p).

          (q) Drag Along Right. In the event the holders of a majority of the Company's equity securities then outstanding (the "Majority Shareholders") determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any non-affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-affiliate(s) of the Company or any of the Majority Shareholders (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale"), the Executive, including any of his or her successors as contemplated herein, shall be obligated to and shall upon the written request of a Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 8(q).

          (r) Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

          The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

          The parties covenant and agree that they will participate in the arbitration in good faith. This Section 8(r) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

          Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement on the date first written above.

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ----------------------------------------
                                        <<Name>>

                                                                         ANNEX A

                                                                August ___, 2006

                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE

          The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of CompBenefits Corporation, Inc., a Delaware corporation (the "COMPANY") on August 4, 2006.

          Under certain circumstances, the Company has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries or upon certain other events. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code Section 83(b) at the time he purchased the Shares.

          Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2006 the excess (if any) of the Shares' fair market value on August 4, 2006 over purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

          1. The name, address and social security number of the undersigned:

               <<Name>>

               ------------------------------------

               ------------------------------------
               Social Security Number:
                                       ------------

          2. A description of the property with respect to which the election is being made: <<Number_of_Shares>> shares of Common Stock, par value $.01 per share, of the Company.

          3. The date on which the property was transferred: August 4, 2006. The taxable year for which such election is made: calendar 2006.

          4. The restrictions to which the property is subject: If during the first three years after the date of grant the undersigned ceases to be employed by the Company or any of its subsidiaries for any reason, the unvested portion of the Shares will be subject to repurchase by the Company at cost. The Shares will become vested on a pro rata basis over the three-year period following the date of grant; provided that all of the Shares will become vested upon a sale of the Company.

          5. The fair market value on August 4, 2006 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.42 per share of Common Stock.

          6. The amount paid for such property: $0.01 per share of Common Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Dated: August __, 2006                  ----------------------------------------
                                        <<Name>>

                                                                         ANNEX B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED, <<Name>> does hereby sell, assign and transfer unto ________________________, <<Number_of_Shares>> shares of the Common Stock, par value $.01 per share, of CompBenefits Corporation, a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation represented by Certificate Nos. ________ herewith and does hereby irrevocably constitute and appoint each officer of each of the Corporation, GTCR Golder Rauner, LLC and TA Associates, Inc. (acting alone or with one or more other such officers) as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated                                   ----------------------------------------
      -------------                     <<Name>>

                                                                         ANNEX C

                                VESTING SCHEDULE

          Reference is made to the Restricted Stock Agreement (the "Agreement"), dated as of August 4, 2006, by and between CompBenefits Corporation, a Delaware corporation and <<Name>>. Capitalized terms used in this Annex shall have the meanings accorded to such terms in the Agreement.

          Restricted Stock purchased by the Executive pursuant to the Agreement will become vested in accordance with the following schedule but only for so long as the Executive is still employed by the Company or any of its
Subsidiaries:

                   Cumulative Percentage of
      Date        Common Stock to be Vested
      ----        -------------------------
Grant Date                    20%
August __, 2006               40%
August __, 2007               60%
August __, 2008               80%
August __, 2009              100%

On any date prior to the Termination, the cumulative percentage of Restricted Stock which is vested as of such date shall be determined on a pro rata basis according to the number of days elapsed since the prior vesting date.

                                        Accepted and Agreed:

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ----------------------------------------
                                        <<Name>>